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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF CERTIFIED DIABETIC SERVICES, INC.

NAME                                         STATE/JURISDICTION OF INCORPORATION
----                                         -----------------------------------

Certified Diabetic Supplies Inc.                     Delaware

CDS Medical Supplies, Inc.                           Delaware

CDS Health Management, Inc.                          Delaware